                                                                 EXHIBIT 10.47

                               RESELLER AGREEMENT

THIS RESELLER AGREEMENT (the "Agreement") is entered into as the 25th day of July, 1997, to be effective as of the Effective Date, hereinafter defined, between Concentric Network Corporation, a Florida corporation with offices at 10590 N. Tantau Avenue, Cupertino, CA 95014 ("CNC") and Williams
Communications Group, Inc., a Delaware corporation with offices at One Williams Center, 17/th/ Floor, Tulsa, Oklahoma 74172 ("WCG"").

In consideration of the mutual promises contained herein, CNC and WCG (collectively the "PARTIES") agree as follows:

1.  Definitions.  For the purpose of this Agreement, the following terms and all
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terms defined elsewhere in this Agreement shall have the meanings so defined.  A term defined in the singular shall include the plural and vice versa when the context so indicates.

"Customer" shall mean a school, government entity, individual, organization,
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business, or institution that has contracted with WCG to purchase Services, either as originally sold by CNC to WCG hereunder and resold to such Customer, or as sold by CNC to WCG hereunder and resold to such Customer as part of a value-added package offered by WCG.

"Dispute Resolution Procedures" shall mean the dispute resolution procedures set
 -----------------------------
forth in Section 33 of this Agreement.

"Effective Date" shall be the Closing Date described in that certain Common
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Stock and Warrant Purchase Agreement between the Parties entered into concurrently with the execution of this Agreement.

"Services" shall mean CNC's products and services provided to WCG for resale
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under this Agreement, which Services shall be described in Exhibit A, as amended
                                                           ---------
from time to time. Services shall include all current or future CNC products and services, including without limitation all network and server/host based products and services and all international products and services, that CNC commercializes and makes generally available, except those which CNC is contractually or legally prohibited from making available to WCG or those which are reasonably determined by CNC to be technically infeasible or commercially unreasonable for CNC to offer under the WCG name in which case they shall be made available to WCG on an agency basis. "Services" shall include, but not be limited to CNC Dedicated Access Facilities, Internet Dial Access, and ConcentricHost Shared Web Services. Subject to the foregoing, updates to the current Exhibit A (including descriptions of the Services and the terms,
        ---------
conditions and service level agreements relating thereto as required under
Section 2) shall be made to this document as they become available . CNC will use commercially reasonable efforts to provide WCG the ability to be a reseller via CNC for Telecom Italia International network services that are being deployed as part of the CNC/Telecom Italia relationship.

"Subsidiary" shall mean any entity which WCG owns, directly or indirectly, fifty percent (50%) or more of the equity securities or other equity interest granting WCG voting rights exercisable in electing the management of such entity, but only for so long as such ownership exists. Current Subsidiaries are referenced in Exhibit D.

2.  Non-Exclusive CNC Reseller.
    --------------------------

a) Subject to the terms contained herein, CNC hereby grants to WCG during the term of this Agreement the non-exclusive, non-transferable right to purchase Services from CNC, with such purchases being in the name of WCG or any Subsidiaries (as amended (a current list of which shall be provided on a quarterly basis to CNC), and to resell such Services to Customers under the name of WCG or any of said Subsidiaries, including the right to grant non-exclusive, non-transferable sublicenses to Customers to use the software portions of the Services under the same software licensing terms that CNC utilizes, a copy of which as it pertains to CNC as of the Effective Date set forth in Exhibit Bor under substantially similar software licensing terms. Except as may be expressly set forth in writing by an authorized officer of CNC, WCG shall not have the authority to make any commitments whatsoever on behalf of CNC. WCG shall cooperate with CNC to avoid, and respond to, issues that arise relating to channel conflict.

b) CNC warrants and represents that it is the owner of, or has sufficient rights to, the products that comprise the Services, including the software portions thereof, and that it has the right to grant the reseller and sublicensing rights stated in the preceding paragraph and that such grant of reseller and sublicensing rights does not conflict with any prior license or other agreement entered into by CNC, and CNC agrees that it shall not enter into any license or other agreement in the future which conflicts with this Agreement.

c) The respective terms and conditions and service level agreements for each Service purchased from CNC by WCG hereunder shall be attached to the portion of Exhibit A in which such Service is described as and when they
               ---------
    are mutually agreed upon by the Parties.

d) WCG shall be responsible for establishing its own Customer pricing, terms and conditions of service, and service level agreements (collectively, the "Customer Terms"). In the event that Customer Terms are in conflict with the terms and conditions and service level agreements that CNC has with WCG, WCG acknowledges that any such conflicting Customer Terms will neither create additional obligations of CNC under this Agreement, lessen any obligations of WCG to CNC under this Agreement, nor otherwise affect the terms, conditions or service level agreements between CNC and WCG. WCG shall indemnify and hold CNC harmless from any claim, loss, damage or expense arising out of WCG's use of Customer Terms that are in conflict with the terms and conditions and service level agreements that CNC has with WCG.

e) CNC and WCG shall meet no less frequently than once per quarter to discuss all Services that have been developed or are in the process of being developed by CNC and review the list of Subsidiaries of WCG. WCG will notify CNC of the current or developing Services from CNC that WCG desires to resell under the terms of this Agreement. For the designated Services that are currently available for resale, the Parties will on an expedited basis commence the development and implementation of the terms, conditions, service level agreements and pricing relating thereto (as provided in Sections 2(c) above and 4(b) below) so that WCG can begin representing CNC as a reseller for those Services. For the designated Services that are in the process of being developed, the Parties will develop and implement the terms, conditions, service level agreements and pricing relating thereto as soon as the development of the subject Services allows, so that WCG can begin representing CNC as a reseller for those Services immediately upon their availability to the public and without regard to the timing of the availability of those Services to other resellers, provided, however, that CNC makes no representation or warranty that any Services in development will be completed, commercialized and made generally available. The availability of designated Services that are in the process of being developed are also subject to the absence of special requirements or modifications necessary for WCG. Without limitation as to other instances wherein the Dispute Resolution Procedures apply, if the Parties disagree as to which of CNC's products or services constitute "Services" under this Agreement and must therefore be offered to WCG for resale hereunder, or if CNC otherwise refuses to offer to WCG the current or developing Services designated by WCG under this paragraph, or the Parties otherwise disagree as to either Party's compliance with the requirements of this paragraph, then the Parties agree to resolve such disputes in accordance with the Dispute Resolution Procedures.

f) It is WCG's desire to utilize WCG assets (e.g., circuits and computers) wherever and whenever technically and operationally feasible in support of CNC Services to be resold hereunder. WCG shall have the option of provisioning any part or all components required for product delivery, revenue collection (customer billing) and customer service, where technically and operationally feasible. Also, to the extent technically and operationally feasible with CNC's current support systems, CNC shall grant WCG access to the applications and control systems necessary for WCG to configure, maintain and support WCG's Customers. If necessary to enable any of the foregoing, and if technically and operationally feasible, and commercially feasible in light of CNC's then current engineering resources, CNC shall develop the necessary systems or make changes to CNC Services, and WCG shall reimburse CNC therefor on a fully-allocated basis. The price paid by WCG to CNC for Services will be dependent on which components of each of the various Services WCG provides. CNC and WCG shall mutually agree upon development objectives, schedules and costs before initiating any WCG-funded development projects.

g) WCG shall provide CNC with WCG's requirements for dial-up services. CNC shall use commercially reasonable efforts to assist WCG on an expedited basis so as to enable WCG to resell the CNC Dial Access Service within 30 days of the Effective Date.

3.        Independent Contractors.  The relationship of CNC and WCG established
          -----------------------
by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either party the power to direct and control the day-to-day activities of the other or be construed to create or imply a joint venture, partnership, principal-agent, or employment relationship. WCG shall not have the authority to make any commitments whatsoever on behalf of CNC. All financial and other obligations associated with WCG's business as a reseller are the sole responsibility of WCG.

4.        Pricing to WCG.
          --------------

a)  Most Favored Nation Status.  Discounts, rates, terms, and conditions of this
    --------------------------
    Agreement shall be provided to WCG on a "Most Favored Nation" basis. As used in this Agreement, "Most Favored Nation" status means that, taken as a whole and not individually, the prices, terms, and conditions offered to WCG under this Agreement are no less favorable than the prices, terms, and conditions, taken as a whole and not individually, provided to any other
    CNC reseller. CNC will provide a nationally recognized independent third party auditor retained by WCG access upon thirty (15) days prior notice, at WCG's expense, to other active reseller agreements with CNC as a means by which WCG can ensure to its satisfaction that it is receiving "Most Favored Nation" status. If such auditor determines that another reseller has more favorable prices, terms and conditions, then CNC will give WCG the opportunity to substitute all of the prices, terms and conditions that apply to such other reseller for the prices, terms and conditions of this Agreement. Remuneration will be in the form of credit going forward and will not be adjusted on past financial statements. Remuneration will applied if the material amount is greater than 10%.Said auditor shall be limited to one (1) audit per year for no longer than five (5) days and shall conduct the audit during normal business hours in a manner which will not unduly disrupt CNC's operations. The results of the audit shall be deemed Confidential Information

b)  Cost Plus Status.  Subject to the terms of Section 4(a), CNC is offering
    ----------------
    Services to WCG under this Agreement on a Cost Plus basis. The principal of Cost Plus is that all Direct Costs of providing service including, without limitation, capital, labor, telecommunications services, etc. will be marked-up by a factor that will cover CNC's target Operating Expenses (Engineering, Sustaining Sales & Marketing, product management and G&A) as well as a target Profit Before Tax. For illustrative purposes only, a fictional product (code name IMPACT) has been used for Exhibit C1. The
                                                           ----------
    Direct Costs, Operating Expenses, and Profit Before Tax targets will be jointly developed and agreed upon by the Parties for each product to be resold in the manner described in Exhibit C1, and the pricing ultimately
                                      ----------
    developed for each Service will be set forth in the attachment to Exhibit
                                                                      -------
    A that relates to the Service being priced. In developing these cost
    -
    estimates and targets, the following principles will apply:

    i. Direct costs of capital include lease (Depreciation & Interest), installation, and maintenance expenses.
    ii. Labor costs are fully burdened by benefits/taxes and departmental overhead.
    iii. Telecommunications services expense includes non-recurring and recurring monthly expenses and all applicable taxes.
    iv. An appropriate "capacity utilization" factor will be applied to Capital and Telecommunications expenses to account for the fact that capacity must be installed in advance of demand and that capacity cannot be utilized at 100% efficiency levels.
    v. Engineering and G&A Operating Expense will be targeted at levels consistent with CNC's next twelve month budget as a percent of revenue.

    vi. Sales & Marketing expense will include the direct costs of any dedicated staff assigned to support WCG from a sales, marketing, and/or systems engineering level plus X% to cover allocated sustaining Sales & Marketing expense. The parties will jointly agree on "X", but it is estimated to be in the 2-4% of revenue range.

    vii. Target Profit Before Tax will be set at a level to reflect the steady-state Profit Target expected of CNC by analysts and investors. The parties will jointly agree on this target, but it is estimated to be in the 10-15% of revenue range.

c)  Adjustments.  The discounts, rates, terms, and conditions of this
    -----------
    Agreement will be reviewed annually and adjusted, if necessary, to reflect WCG's "Most Favored Nation" status, current market conditions, and the economics of CNC's business. Also, the costing metrics and the related terms and conditions of this Agreement described in Section 4(b) will be reviewed annually and updated as appropriate for the subsequent twelve month period of this Agreement. Without limitation as to other instances wherein the Dispute Resolution Procedures apply, if the Parties cannot agree on the items to be adjusted in accordance with the preceding sentences, then the Parties agree to resolve the dispute in accordance with the Dispute Resolution Procedures.

5.        Invoicing and Payment.  Unless otherwise provided in the terms and
          ---------------------
conditions set forth in Exhibit A with respect to a particular Service, CNC will invoice WCG at the beginning of each month for all Services rendered (or products delivered, as the case may be) during the preceding month. Terms of payment for Services shall be net 30 days from date of the applicable invoice. WCG is responsible for billing and collection from its Customers. Payments to CNC by WCG will not be conditioned upon or delayed by WCG's attempts to collect from its Customers nor will CNC be liable for any service credits that WCG may elect to provide to its Customers.

6.        Taxes.  Except as otherwise provided herein, CNC shall bear all taxes,
          -----
import and export duties, and other governmental fees of whatever nature imposed on transactions hereunder, except federal, state or local sales and use taxes applicable to the sale of Services, which sales and use taxes shall be added to the prices as applicable and stated as separate items on each invoice applicable to each order for Services, unless WCG provides CNC with evidence of a resale certificate acceptable to the taxing authority in question.

7.        Quotas.  Subsequent to a reasonable amount of time following initial
          ------
training, WCG shall assign quota's to the WCG sales force designated by WCG to solicit orders for the Services covered herein. WCG shall be solely responsible for establishing quota levels and otherwise administering the quota program. The requirement of establishing quotas shall not be deemed to create or imply any minimum purchase requirements by WCG hereunder, and the failure to meet any quotas shall not constitute a breach of this Agreement or otherwise affect any Party's rights or obligations hereunder.

8.        Training and Sales Support.  CNC will provide, at its expense, a
          --------------------------
designated point-of-contact for sales and/or technical support questions that will be shared with other CNC channel organizations. Additional sales and/or technical support will be provided to WCG at WCG's expense and subject to mutual agreement. CNC will provide initial training (e.g., one day of training per product unless additional training is mutually agreed upon) on CNC Services as they are made available to WCG. WCG will reimburse CNC for its reasonable out-of-pocket expenses to perform such training. Such training will be designed to be a "train-the-trainer" program, which will be held at a location to be mutually agreed to by the Parties. Additional training may be performed by CNC for WCG, at WCG's request and expense, if both CNC and WCG deem it necessary. CNC will provide either camera-ready copy or, at WCG's expense, quantities of sales promotion literature and materials.

9.        Infringement Indemnity.  The following terms apply to any infringement
          ----------------------
or claim alleging infringement by WCG or its Customers in any country in which CNC provides the Services of any patent, trademark, copyright, trade secret or other legally protected proprietary right of any third party relating to the Services. CNC shall indemnify, defend and hold harmlessWCG, its owners or Customers, and the directors, agents, officers and employees of each of them, from and against any loss, damages, claim, suit or proceeding, expense or liability, including but not limited to, costs of defense and reasonable attorney's fees, that may result by reason of any such infringement or claim of infringement. WCG shall notify CNC promptly of any such claim of infringement for which CNC is responsible hereunder and shall cooperate with CNC (at CNC's expense) in every reasonable way to facilitate the defense of any such claim.

In addition, if in such action or suit WCG or any of its Customers' use of the Services or any component thereof is held to constitute an infringement and such use is enjoined, CNC shall promptly at its expense, either (1) procure for WCG and its Customers the right to continue using the Services or the affected portion thereof, or (2) after consultation with WCG, replace or modify the affected portion of the Services to make them substantially similar, functionally equivalent, non-infringing Services. If CNC is unable or determines that it is commercially impractical to do either (1) or (2) within a commercially reasonable time, CNC shall at its own expense take back the infringing product or discontinue providing the infringing service, as the case may be, and promptly refund the price paid for same by WCG as depreciated using generally accepted accounting practices.

The indemnity obligations in this Section shall survive the termination or expiration of this Agreement. This Section sets forth CNC's entire liability and WCG's sole and exclusive remedy with respect to the infringement of intellectual property rights.

10.       Non-exclusive Reseller Rights.  This Agreement does not grant CNC an
          -----------------------------
exclusive privilege to furnish to WCG any or all of the types of products and services which are the subject of this Agreement which WCG may require. WCG expressly reserves the right to contract with others for the purchase of products or services of the types which are the subject of this Agreement.

11.       Indemnification.  Each Party (the "Indemnifying Party") shall
          ---------------
indemnify, defend and hold harmless the other Party, its owners, and the directors, agents, officers, and employees of each of them (collectively, the "Indemnified Party"), from and against any fine, penalty, loss, damages, claim, suit or proceeding, expense or liability, including but not limited to, costs of defense and reasonable attorney's fees, (i) for injury to or death of persons or damage to or loss or destruction of property arising out of or resulting from or in connection with the performance of this Agreement and caused by the acts or omissions of Indemnifying Party, its contractors or agents, or an employee of any of them, or (ii) arising out of or resulting from or in connection with any material inaccuracy within, or breach of, a representation or warranty contained in this Agreement. The Indemnified Party shall notify the Indemnifying Party promptly of any such claim for which Indemnifying Party is responsible hereunder and shall cooperate with the Indemnifying Party (at the Indemnifying Party's expense) in every reasonable way to facilitate the defense of any such claim. The indemnity obligations under this Section shall survive the termination or expiration of this Agreement.

12.       Orders and Provisioning.  WCG and CNC will jointly develop, at WCG's
          -----------------------
expense, order entry and provisioning processes for each product to be resold under the terms of this Agreement. Such processes will be designed to minimize the total cost of order processing and provisioning while minimizing cycle-time and maximizing customer satisfaction.

13.       Facilities.  WCG shall provide itself with, and be solely responsible
          ----------
for, (i) such facilities, employees, and business organization, and (ii) such permits, licenses, and other forms of clearance from governmental or regulatory agencies, if any, as it deems necessary for the conduct of its business operations in accordance with this Agreement.

14.       Trademarks, Service Marks, Logos and Tradenames.  CNC grants to WCG
          -----------------------------------------------
the non-exclusive, non-transferable right to use CNC's trademarks, service marks, logos, and trade names that CNC may adopt from time to time ("Trademarks") in connection with WCG's sale, advertisement or promotion of Services, and shall provide WCG with such Trademarks within thirty (30) days of the Effective Date. During the term of this Agreement, WCG shall have the right to indicate to the public that it is an authorized reseller of CNC's Services and to advertise such Services under the Trademarks according to CNC style guides referenced in Exhibit D. Nothing herein shall grant WCG any right, title
                     ---------
or interest in CNC's Trademarks. All representations of CNC's Trademarks that WCG intends to use shall be exact copies of those used by CNC or shall first be submitted to CNC for approval of design, color, and other details thirty (30) days prior to duplication and/or distribution.

15.       Books, Records, and Audits:  WCG and CNC shall maintain accurate,
          ---------------------------
complete, and well organized records with respect to the Services subject to this Agreement, at all times during this Agreement. During the term of this Agreement each Party shall, upon thirty (15) days written notice from the other Party, make available to a nationally recognized independent third party auditor retained by the requesting Party accurate books, records, and accounts relating to the business of WCG and CNC with respect to the Services supplied by CNC, for examination at the place of business where such books, records and accounts are kept, during normal business hours and subject to the disclosing party's reasonable security and confidentiality requirements WCG shall also maintain a record of any customer complaints regarding either the Services or CNC and promptly forward to CNC the information regarding those complaints.

16.       Reporting.  CNC shall provide WCG with monthly detail reports on the
          ---------
Services and
service elements that WCG has purchased from CNC and resold to WCG's Customers in a form suitable to both Parties, written or electronic.

17. Publicity.  The Parties agree to cooperate in developing joint press
    ---------
releases from time-to-time related to activities and accomplishments contemplated by this Agreement. All press releases mentioning the other Party must be approved in advance by both Parties prior to release. Such approval will be completed within three (3) business days and shall not be unreasonably withheld.

18. WCG Network Facilities; Peering Route Agreements; Telecom Italia
    ----------------------------------------------------------------
a) For so long as this Agreement is in effect, CNC shall use its best reasonable efforts to groom traffic generated by WCG, or its Customers, onto network facilities provided by WCG.

b) CNC shall contract with WCG so that WCG and its affiliates can participate in CNC's current and future private or public, peering or transit, or any other special arrangement established to provide Internet connectivity solutions. CNC shall provide said connectivity to WCG at cost, and will bill any direct incremental expenses separately including administrative, network engineering, & network operation costs, necessary to allow WCG such participation. WCG shall reimburse CNC for these costs & expenses.

c) CNC and WCG agree to exercise commercially reasonable efforts to establish a professional services, field services and other related services agreement between WCG and Telecom Italia for support of the Telecom Italia, International Network roll out. The parties further agree to propose the CNOP's organization as the entity to perform network management, network engineering, and network administration for the Telecom Italia International Network. Any cost benefits to CNOP's (e.g., due to increased economies of scale) from the Telecom Italia agreement will accrue to CNC in the form of a reduction in CNOP's costs to CNC. WCG's pricing for all of the services described in this paragraph shall be established by WCG at its sole discretion.

19. Term.  This Agreement shall be for a period of two (2) years commencing
    ----
upon the Effective Date (the "Initial Period") subject to the right of either party to terminate as provided in Section 20 (Termination). Thereafter, this Agreement shall automatically renew for additional twelve (12) month period(s) unless either party notifies the other of its intention to terminate or modify this Agreement. Such notification (the "Notice of Nonrenewal") shall be provided in writing sixty (60) days prior to expiration of the then current term. Notwithstanding the foregoing, and unless (a) CNC terminates this agreement for 'just cause' as defined in Section 20 (Termination), or (b) WCG's ownership of CNC's outstanding common or preferred stock, as the case may be, falls below 5%, WCG shall have the right to renew this Agreement under prices, terms, and conditions agreed to at the annual review period described in Section 4.

20. Termination.  Either party may terminate this Agreement upon the
    -----------
occurrence of "just cause" for termination, as defined below. Termination for just cause shall become effective immediately as of the date on which such just cause occurred (which date, in the case of paragraph (a) below, shall be day following the end of the referenced cure period), unless otherwise provided for in this Agreement. Just cause for termination by a Party shall consist of the following:

a)  Failure to Comply with Obligations.  Failure by the other Party (the
    ----------------------------------
    "Noncomplying Party") to comply with any of its obligations hereunder within thirty (30) calendar days from its receipt of written notice to that effect from the other Party or, if the failure to comply is of such a nature that it cannot reasonably be expected to be remedied within thirty (30) days, the Noncomplying Party's failure to exert substantial efforts to correct such failure within such thirty-day time period.

b)  Dissolution.  Dissolution or any assignment by the other Party for the
    -----------
    benefit of its creditors, the appointment of a receiver for, or any execution levied upon, all or substantially all of the other Party's business or assets, or the filing of any petition for voluntary or involuntary bankruptcy or similar proceeding for or against the other Party.

The termination of this Agreement shall not affect any accrued rights or obligations of either Party as of the effective date of such termination, nor shall it affect any rights or obligations of either Party which are intended by the Parties to survive any such termination, including without limitation those contained in Section 9 (Infringement Indemnity), Section 11 (Indemnification), and Section 22 (Confidential Information)

21.       Transition Period.  The time period between the date of a Notice of
          -----------------
Nonrenewal and the end of the term in which such notice is provided shall hereinafter be referred to as the "Transition Period". CNC and WCG agree to utilize commercially reasonable efforts to effectuate a smooth and orderly change during the Transition Period in order to satisfy the best interests of Customers.

22.       Confidential Information:  Each party agrees to maintain all
          -------------------------
Confidential Information (as hereinafter defined) in confidence to the same extent that it protects its own similar Confidential Information and to use such Confidential Information only as permitted under this Agreement. For purposes of this Agreement "Confidential Information" shall mean information including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information marked "Confidential", or if disclosed verbally, is identified as confidential at the time of disclosure and reduced to a confidential writing within thirty (30) days after such disclosure. Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information including, without limitation, disclosing Confidential Information only to its directors, officers, employees and/or professional advisors (a) with a need to know to further permitted uses of such information; (b) who are parties to appropriate agreements sufficient to comply with this Section; and (c) who are informed of the nondisclosure/ non-use obligations imposed by this Section; and both parties shall take appropriate steps to implement and enforce such non-disclosure/non-use obligations. The foregoing restrictions on disclosure and use shall survive for three (3) years following termination of this Agreement but shall not apply with respect to any Confidential Information which: (i) was or becomes publicly known through no fault of the receiving party; (ii) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (iii) is independently developed by the receiving party without the participation of individuals who have had access to the Confidential Information; (iv) is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing party; or (v) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will (a) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and (b) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as, and to the extent, necessary to legally comply with such compelled disclosure. Each of the Parties hereto agrees not to disclose to any third party the terms of this Agreement without the prior written consent of the other party hereto, except to advisors, investors and others on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law.

23.       LIMITATION ON LIABILITY.   IN NO EVENT SHALL EITHER PARTY BE LIABLE TO
          -----------------------
THE OTHER OR TO ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED ON ANY THEORY OF LIABILITY. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NEITHER PARTY'S LIABILITY TO THE OTHER SHALL IN ANY EVENT EXCEED THE AMOUNT RECEIVED BY CNC FROM WCG DURING THE PREVIOUS TWELVE (12) MONTHS; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO LIMIT LIABILITY AMOUNTS ARISING FROM SECTIONS 9 AND 11

24.       Governing Law and Jurisdiction.  This Agreement shall be governed by
          ------------------------------
and construed under the laws of the state of California, without reference to conflict of law principles.

25.       Entire Agreement.  This Agreement, including any Exhibits and
          ----------------
attachments that may be added from time to time, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

26.       Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be deemed given (a) upon personal delivery, (b) on the third day following mailing sent by registered or certified mail, return receipt requested, postage prepaid, (c) upon confirmed delivery by means of a nationally recognized overnight courier service or (d) upon confirmed transmission of facsimile, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder.

27.       Force Majeure. Neither Party shall be deemed in default of this
          -------------
Agreement to the extent that any delay or failure in the performance of its obligations results from an Act of God, act of civil or military authority, embargo, epidemic, war, riot, insurrection, fire, explosion, earthquake, flood, unusually severe weather conditions or any other cause beyond such Party's reasonable control which cannot be overcome by due diligence, provided that such Party gives the other Party prompt notice of such condition.

If either Party's performance is so excused, the other Party may either:

a. require the Party experiencing the delay to continue performance as soon as practicable after the delay has ended; or

b. terminate without penalty any affected order for Services or portion thereof by giving written notice to the Party experiencing the delay.

Such other Party may select option (a) as to certain orders for Services or parts thereof and option (b) as to other affected orders for Services or parts thereof. In the absence of notice of selection of any option with respect to a particular affected order for Services, option (a) will be deemed selected.

28.       Non-Assignability and Binding Effect.  Neither Party shall assign its
          ------------------------------------
rights or delegate its duties under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing:

a. WCG may, with written notice to CNC, assign this Agreement to a Subsidiary;
and

b. CNC may, with written notice to WCG, assign this Agreement to an entity that is formed for CNC's reincorporation as a Delaware corporation.. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

29.       Legal Expenses.  The prevailing party in any legal action brought by
          --------------
one Party against the other and arising out of this Agreement shall be entitled to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

30.       Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original.

31.       Headings.  The section headings contained in this Agreement are for
          --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

32.       Severability.  If any provision or part of a provision of this
          ------------
Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement or provision but rather the entire Agreement or provision shall be construed as if not containing the particular invalid or unenforceable provision or portion thereof, and the rights and obligations of CNC and WCG shall be construed and enforced accordingly.

33.       Resolution of Disagreements Between Parties.  No Party to this
          -------------------------------------------
Agreement shall be entitled to take legal action with respect to any dispute relating hereto until it has complied in good faith with the following alternative dispute resolution procedures. If a dispute, claim or controversy arises with respect to or relates to any Section of this Agreement, then the following dispute resolution procedures shall govern the parties' conduct:

a) The Parties shall attempt promptly and in good faith to resolve any dispute arising out of or relating to this Agreement through negotiations between representatives who have authority to settle the controversy. Either Party may give the other Party written notice of any such dispute not resolved in the normal course of business. Negotiations extending ten
    (10) days after the disputing Party's notice shall be deemed at an impasse, unless otherwise agreed by the Parties. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least two (2) working days notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal and State Rules of Evidence.

b)  If a dispute is at an impasse (i.e., it has not been resolved within ten
    (10) days of the disputing Party's notice), the dispute shall be settled by arbitration in a mutually convenient location, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. If the parties are unable to agree on a single arbitrator within ten (10) days from the date of an impasse as set forth in Subsection (a), then the CNC and WCG shall each select one arbitrator within ten (10) days and the two (2) arbitrators shall select a third arbitrator within ten (10) days. If a Party does not designate an arbitrator or if the two appointed arbitrators cannot agree on the final arbitrator within the foregoing time periods, then the American Arbitration Association shall select the arbitrator(s) upon request of either Party. The decision of the arbitrator(s) shall be final and binding upon the parties and shall include written findings of law and fact, and judgment may be obtained thereon by either Party in a court of competent jurisdiction. Each Party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the Parties hereto unless the award otherwise provides. The arbitrator(s) shall be instructed by the Parties to establish procedures such that a decision can be rendered by the arbitrator(s) within sixty (60) days of the date that the last arbitrator is selected.

c) The obligation herein to arbitrate shall not be binding upon either Party with respect to requests for preliminary injunctions, temporary restraining orders, specific performance or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written, to be effective as of the Effective Date.


CONCENTRIC NETWORK CORPORATION          WILLIAMS COMMUNICATIONS GROUP, INC.
 ("CNC")                                              ("WCG")


By: /s/ Henry R. Nothhaft               By: /s/ S. Miller Williams
   __________________________________      __________________________________

Printed Name: Henry R. Nothhaft         Printed Name: /s/ S. Miller Williams
            _________________________               _________________________

Title:  President & CEO                 Title:  Sr. Vice President
     ________________________________        ________________________________

                                  EXHIBIT A
                                  ---------

                           DESCRIPTION OF SERVICES
                           -----------------------

Placeholder for attachments of each Service setting forth the terms, conditions, service level agreements and pricing relating thereto.


                                 WCG PRICING
                                 -----------

PRODUCT                  CNC LIST   WCG PRICE
Full T-1                    $2,095     $1,375
Full T-1 Usage based        $1,095     $  725
Flex 512K                   $1,895     $1,030
Flex 128K                   $  895     $  645
Frame 56K                   $  395     $  325
DAF Startup                 $3,000     $1,995
RemoteLink                  $2.55/Hr.  $ 1.79
Internet Dail Access        $19.95/Mo. $14.95

Notes:

1. These prices will be in effect until the parties conduct cost studies and agree on cost-plus pricing for these services in accordance with paragraph 4(b) of this Agreement. The parties agree to work in good faith to complete these analyses by August 30, 1997.

2. WCG is responsible for all sales, sales support, marketing, first tier customer support, and end-Customer billing

                                  EXHIBIT B
                                  ---------

                         SOFTWARE SUBLICENSING TERMS
                         ---------------------------

Replace with the license agreement we use and are required to use.

 END USER LICENSE AGREEMENT FOR CITYFIND SOFTWARE

IMPORTANT NOTICE - READ CAREFULLY! This End User License Agreement for CityFind Software ("EULA") is a legal agreement between you and Concentric Network Corporation ("CONCENTRIC") for the CityFind software and any associated documentation. By installing or using the CityFind software, you are agreeing to be bound by the terms of this EULA. If you do not agree to the terms of this EULA, do not install or use the CityFind software. Use of the CityFind Software is contingent on your agreement to the following terms:

1. GRANT OF LICENSE AND LICENSE RESTRICTIONS.

CONCENTRIC grants to you a limited, non-exclusive, nontransferable, royalty-free license to use one copy of the executable code of the CityFind software on a single CPU if you have been authorized to use the CONCENTRIC RemoteLink(TM) remote access service. The CityFind software may only be used in conjunction with the Concentric RemoteLink outsourced remote access service. The CityFind software is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. You may not rent, lease, sell, sublicense, assign, or otherwise transfer the CityFind software, including any accompanying printed materials. You may not reverse engineer, decompile or disassemble the CityFind software except to the extent that this restriction is expressly prohibited by applicable law. CONCENTRIC and its suppliers shall retain title and all ownership rights to the CityFind software.

2. CITYFIND SOFTWARE MAINTENANCE.

CONCENTRIC is not obligated to provide maintenance or updates to you for the CityFind software. However, any maintenance or updates provided by CONCENTRIC are licensed to you under the terms of this Agreement.

3. DISCLAIMER OF WARRANTY.

CityFind software is deemed accepted by you. The CITYFIND SOFTWARE is provided "AS IS" WITHOUT WARRANTY OF ANY KIND. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, CONCENTRIC DISCLAIMS ALL WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE CITYFIND SOFTWARE AND DOCUMENTATION REMAINS WITH YOU.

4. LIMITATION OF LIABILITY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT

SHALL CONCENTRIC OR ITS SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, DIRECT, INDIRECT, SPECIAL, PUNITIVE, OR OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE CITYFIND SOFTWARE, EVEN IF CONCENTRIC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

5. U.S. GOVERNMENT RESTRICTED RIGHTS AND EXPORT RESTRICTIONS.

The CityFind software is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause of DFARS 252.227-7013 or subparagraphs (c)(i) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Concentric Network Corporation, 10590 N. Tantau Ave., Cupertino, CA 95014. You agree that you will not export or re-export the CityFind software, directly or indirectly to: (i) any countries that are subject to U.S.A. export restrictions (currently including, but not necessarily limited to, Cuba, Iran, Iraq, Libya, North Korea, and Syria); or (iii) any end user who is listed on the Table of Denial Orders. You further acknowledge that the CityFind software may include technical data subject to export and re-export restrictions imposed by U.S.A. law.

6. TERMINATION.

This EULA terminates when you are no longer authorized to use the Concentric RemoteLink outsourced remote access service. Without prejudice to any other rights, CONCENTRIC may terminate this EULA if you fail to comply with the terms and conditions of this EULA. Upon termination of this EULA, you must destroy all copies of the CityFind software.

7. GOVERNING LAW; ATTORNEYS FEES.

This Agreement shall be governed by the laws of the State of California and you consent to jurisdiction by the state and federal courts in the State of California. If either CONCENTRIC or you employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees.

8. ENTIRE AGREEMENT.

This Agreement constitutes the complete and exclusive agreement between CONCENTRIC and you with respect to the subject matter hereof, and supersedes all prior oral or written understandings, communications or agreements not specifically incorporated herein. This Agreement may not be modified except in a writing duly signed by an authorized representative of CONCENTRIC.

Copyright 1996, 1997 Concentric Networks Corporation http://home.concentric.net

NETSCAPE NAVIGATOR END USER LICENSE AGREEMENT
REDISTRIBUTION NOT PERMITTED

This Agreement has 3 parts. Part I applies if you have not purchased a license to the accompanying software (the "Software"). Part II applies if you have purchased a license to the Software. Part III applies to all license grants. If you initially acquired a copy of the Software without purchasing a license and you wish to purchase a license, contact Netscape Communications Corporation ("Netscape") on the Internet at http://www.netscape.com.

PART I -- TERMS APPLICABLE WHEN LICENSE FEES NOT (YET) PAID (LIMITED TO EVALUATION, EDUCATIONAL AND NON-PROFIT USE) GRANT.

Netscape grants you a non-exclusive license to use the Software free of charge if (a) you are a student, faculty member or staff member of an educational institution (K-12, junior college, college or library), a staff member of a religious organization, or an employee of an organization which meets Netscape's criteria for a charitable non-profit organization; or (b) your use of the Software is for the purpose of evaluating whether to purchase an ongoing license to the Software. The evaluation period for use by or on behalf of a commercial entity is limited to 90 days; evaluation use by others is not subject to this 90 day limit. Government agencies (other than public libraries) are not considered educational, religious, or charitable non-profit organizations for purposes of this Agreement. If you are using the Software free of charge, you are not entitled to hard-copy documentation, support or telephone assistance. If you fit within the description above, you may use the Software in the manner described in Part III below under "Scope of Grant."

DISCLAIMER OF WARRANTY.

Free of charge Software is provided on an "AS IS" basis, without warranty of any kind, including without limitation the warranties of merchantability, fitness for a particular purpose and non-infringement. The entire risk as to the quality and performance of the Software is borne by you. Should the Software prove defective, you and not Netscape assume the entire cost of any service and repair. In addition, the security mechanisms implemented by Netscape software have inherent limitations, and you must determine that the Software sufficiently meets your requirements. This disclaimer of warranty constitutes an essential part of the agreement. SOME JURISDICTIONS DO NOT ALLOW EXCLUSIONS OF AN IMPLIED WARRANTY, SO THIS DISCLAIMER MAY NOT APPLY TO YOU AND YOU MAY HAVE OTHER LEGAL RIGHTS THAT VARY BY JURISDICTION.

PART II -- TERMS APPLICABLE WHEN LICENSE FEES PAID

GRANT. Subject to payment of applicable license fees, Netscape grants to you a non-exclusive license to use the

Software and accompanying documentation ("Documentation") in the manner described in Part III below under "Scope of Grant."

LIMITED WARRANTY.

Netscape warrants that for a period of ninety (90) days from the date of acquisition, the Software, if operated as directed, will substantially achieve the functionality described in the Documentation. Netscape does not warrant, however, that your use of the Software will be uninterrupted or that the operation of the Software will be error-free or secure. In addition, the security mechanisms implemented by Netscape software have inherent limitations, and you must determine that the Software sufficiently meets your requirements. Netscape also warrants that the media containing the Software, if provided by Netscape, is free from defects in material and workmanship and will so remain for ninety (90) days from the date you acquired the Software. Netscape's sole liability for any breach of this warranty shall be, in Netscape's sole discretion: (i) to replace your defective media; or (ii) to advise you how to achieve substantially the same functionality with the Software as described in the Documentation through a procedure different from that set forth in the Documentation; or (iii) if the above remedies are impracticable, to refund the license fee you paid for the Software. Repaired, corrected, or replaced Software and Documentation shall be covered by this limited warranty for the period remaining under the warranty that covered the original Software, or if longer, for thirty (30) days after the date (a) of shipment to you of the repaired or replaced Software, or (b) Netscape advised you how to operate the Software so as to achieve the functionality described in the Documentation. Only if you inform Netscape of your problem with the Software during the applicable warranty period and provide evidence of the date you purchased a license to the Software will Netscape be obligated to honor this warranty. Netscape will use reasonable commercial efforts to repair, replace, advise or, for individual consumers, refund pursuant to the foregoing warranty within 30 days of being so notified.

THIS IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY NETSCAPE. NETSCAPE MAKES NO OTHER EXPRESS WARRANTY AND NO WARRANTY OF NONINFRINGEMENT OF THIRD PARTIES' RIGHTS. THE DURATION OF IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, IS LIMITED TO THE ABOVE LIMITED WARRANTY PERIOD; SOME JURISDICTIONS DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO LIMITATIONS MAY NOT APPLY TO YOU. NO NETSCAPE DEALER, AGENT, OR EMPLOYEE IS AUTHORIZED TO MAKE ANY MODIFICATIONS, EXTENSIONS, OR ADDITIONS TO THIS WARRANTY. If any modifications are made to the Software by you during the warranty period; if the media is subjected to accident, abuse, or improper use; or if you violate the terms of this Agreement, then this warranty shall immediately be terminated.

This warranty shall not apply if the Software is used on or in conjunction with hardware or software other than the unmodified version of hardware and software with which the software was designed to be used as described in the Documentation. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY HAVE OTHER LEGAL RIGHTS THAT VARY BY JURISDICTION.

PART III -- TERMS APPLICABLE TO ALL LICENSE GRANTS

SCOPE OF GRANT.

You may:
* use the Software on any single computer;
* use the Software on a network, provided that each person accessing the Software through the network must have a copy licensed to that person;
* use the Software on a second computer so long as only one copy is used at a time;
* copy the Software for archival purposes, provided any copy must contain all of the original Software's proprietary notices; or
* if you have purchased licenses for a 10 Pack or a 50 Pack, make up to 10 or 50 copies, respectively, of the Software (but not the Documentation), provided any copy must contain all of the original Software's proprietary notices. The number of copies is the total number of copies that may be made for all platforms. Additional copies of Documentation may be purchased.

You may not:
* permit other individuals to use the Software except under the terms listed above;
* permit concurrent use of the Software;
* modify, translate, reverse engineer, decompile, disassemble (except to the extent applicable laws specifically prohibit such restriction), or create derivative works based on the Software;
* copy the Software other than as specified above;
* rent, lease, grant a security interest in, or otherwise transfer rights to the Software; or
* remove any proprietary notices or labels on the Software.

TITLE.

Title, ownership rights, and intellectual property rights in the Software shall remain in Netscape and/or its suppliers. The Software is protected by the copyright laws and treaties. Title and related rights in the content accessed through the Software is the property of the applicable content owner and may be protected by applicable law. This License gives you no rights to such content.

TERMINATION.

The license will terminate automatically if you fail to comply with the limitations described herein. On termination, you must destroy all copies of the Software and Documentation.

EXPORT CONTROLS.

None of the Software or underlying information or technology may be downloaded or otherwise exported or reexported (i) into (or to a national or resident of) Cuba, Iraq, Libya, Yugoslavia, North Korea, Iran, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. By downloading or using the Software, you are agreeing to the foregoing and you are representing and warranting that you are not located in, under the control of, or a national or resident of any such country or on any such list.

In addition, if the licensed Software is identified as a not-for-export product (for example, on the box, media or in the installation process), then the following applies: EXCEPT FOR EXPORT TO CANADA FOR USE IN CANADA BY CANADIAN CITIZENS, THE SOFTWARE AND ANY UNDERLYING TECHNOLOGY MAY NOT BE EXPORTED OUTSIDE THE UNITED STATES OR TO ANY FOREIGN ENTITY OR "FOREIGN PERSON" AS DEFINED BY U.S. GOVERNMENT REGULATIONS, INCLUDING WITHOUT LIMITATION, ANYONE WHO IS NOT A CITIZEN, NATIONAL OR LAWFUL PERMANENT RESIDENT OF THE UNITED STATES. BY DOWNLOADING OR USING THE SOFTWARE, YOU ARE AGREEING TO THE FOREGOING AND YOU ARE WARRANTING THAT YOU ARE NOT A "FOREIGN PERSON" OR UNDER THE CONTROL OF A FOREIGN PERSON.

LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL NETSCAPE OR ITS SUPPLIERS OR RESELLERS BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES. IN NO EVENT WILL NETSCAPE BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE AMOUNT NETSCAPE RECEIVED FROM YOU FOR A LICENSE TO THE SOFTWARE, EVEN IF NETSCAPE SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION. FURTHERMORE, SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS LIMITATION AND EXCLUSION MAY NOT APPLY TO YOU.

HIGH RISK ACTIVITIES.

The Software is not fault-tolerant and is not designed, manufactured or intended for use or resale as on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of the Software could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). Netscape and its suppliers specifically disclaim any express or implied warranty of fitness for High Risk Activities.

MISCELLANEOUS.

If the copy of the Software you received was accompanied by a printed or other form of "hard-copy" End User License Agreement whose terms vary from this Agreement, then the hard-copy End User License Agreement governs your use of the Software. This Agreement represents the complete agreement concerning this license and may amended only by a writing executed by both parties. THE ACCEPTANCE OF ANY PURCHASE ORDER PLACED BY YOU IS EXPRESSLY MADE CONDITIONAL ON YOUR ASSENT TO THE TERMS SET FORTH HEREIN, AND NOT THOSE IN YOUR PURCHASE ORDER. If any provision of this Agreement is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable. This Agreement shall be governed by California law (except for conflict of law provisions). The application the United Nations Convention of Contracts for the International Sale of Goods is expressly excluded.

U.S. GOVERNMENT RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through
(d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, or at 252.211-7015, or to Netscape's standard commercial license, as applicable, and in similar clauses in the NASA FAR Supplement. Contractor/manufacturer is Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, CA 94043.

                                  EXHIBIT C
                                  ---------

WCG COST PLUS PRICING MODEL
----------------------------

                       FOR ILLUSTRATIVE PURPOSES ONLY
                       ------------------------------



PRODUCT:  IMPACT
----------------


LINE ITEM DESCRIPTIONS              PRICING  PERCENTAGES
----------------------              -------  -----------
WCG PRICE (CNC REVENUE)                $478          100%


Backbone (8:1 usage)                   $100           21%

Hardware (assumes 4% lease rate)       $100           21%

Network Management                     $ 50         10.5%

Customer Service                       $ 50         10.5%

Billing                                $ 25            5%
-------                                ----         ----
TOTAL CNC COGS                         $325           68%


GROSS MARGIN                           $153           32%


R & D                                  $ 33            7%

Sales & Marketing                      $ 19            4%

G & A                                  $ 29            6%
-----                                  ----         ----
OPERATING EXPENSES                     $ 81           17%


PBT                                    $ 72           15%
===                                    ====         ====

                       FOR ILLUSTRATIVE PURPOSES ONLY
                       ------------------------------

                                  EXHIBIT D
                                  ---------

                          CNC TRADEMARK GUIDELINES
                          ------------------------

                               To be provided
                               --------------